Exhibit 3.1

CHILWA
MINERALS

CONSTITUTION

Document Number: CHW-COR-POL Chilwa Minerals Company Constitution 2024

Current Revision: A

Chilwa Minerals Limited | ABN 43 656 965 589

Level 1, Suite 3, 17 Ord Street, West Perth, WA 6005
T: +61 439 919 364 | **W:** www.chilwaminerals.com | **E:** info@chilwaminerals.com.au

CONSTITUTION

REVISION HISTORY

Date	Revision	Description	Author	Reviewed	Approved
2024 March	Rev A		CoSec	C.Buss	A.Shaw

www.chilwaminerals.com.au	Page 2 of 50

CONSTITUTION

CONTENTS

1	DEFINITIONS AND INTERPRETATION	8
1.1	Definitions	8
1.2	Interpretation	9
1.3	Corporations Act	9
1.4	Listing Rules interpretation	9
1.5	Replaceable rules not to apply	9
1.6	Currency	9
1.7	Application of Listing Rules	10
1.8	Listed company articles	10
1.9	Unlisted company articles	10
1.10	Previous Constitution	10

2	SHARE CAPITAL	10
2.1	Directors to issue shares	10
2.2	Preference shares	11
2.3	Class meetings	11
2.4	Non-recognition of interests	11
2.5	Joint holders of shares	12
2.6	Commission and brokerage	12

3	REDUCTION OF CAPITAL	12

4	LIEN	12
4.1	Lien on share	12
4.2	Lien on loans under employee incentive schemes	12
4.3	Lien on distributions	12
4.4	Exemption from article 4.1 or 4.2	13
4.5	Extinguishment of lien	13
4.6	Company’s rights to recover payments	13
4.7	Reimbursement is a debt due	13
4.8	Sale under lien	13
4.9	Limitations on sale under lien	13
4.10	Transfer on sale under lien	13
4.11	Irregularity or invalidity	13
4.12	Proceeds of sale	13

5	CALLS ON SHARES	14
5.1	Directors to make calls	14
5.2	Time of call	14
5.3	Members’ liability	14
5.4	Joint holders’ liability	14
5.5	Non-receipt of notice	14
5.6	Interest on default	14
5.7	Fixed instalments	14
5.8	Differentiation between holders as to calls	14
5.9	Prepayment of calls and interest	14

www.chilwaminerals.com.au	Page 3 of 50

CONSTITUTION

6	FORFEITURE OF SHARES	15
6.1	Notice requiring payment of call	15
6.2	Contents of notice	15
6.3	Forfeiture for failure to comply with notice	15
6.4	Dividends and distributions included in forfeiture	15
6.5	Sale or re-issue of forfeited shares	15
6.6	Notice of forfeiture	15
6.7	Surrender instead of forfeiture	15
6.8	Cancellation of forfeiture	15
6.9	Effect of forfeiture on former holder’s liability	15
6.10	Evidence of forfeiture	16
6.11	Transfer of forfeited share	16
6.12	Registration of transferee	16
6.13	Irregularity or invalidity	16

7	TRANSFER OF SHARES	16
7.1	Forms of instrument of transfer	16
7.2	Execution and delivery of transfer	16
7.3	Effect of registration	16
7.4	Company to register forms without charge	17
7.5	Power to refuse to register (while the Company is not listed)	17
7.6	Power to refuse to register (while the Company is listed)	17
7.7	Obligation to refuse to register (while the Company is listed)	17
7.8	Written notice to security holder (while the Company is listed)	17
7.9	Company to retain instrument of transfer	17

8	TRANSMISSION OF SHARES	18
8.1	Transmission of shares on death	18
8.2	Information given by personal representative	18
8.3	Death of joint owner	18
8.4	Transmission of shares on bankruptcy	18
8.5	Transmission of shares on mental incapacity	18

9	PROCEDURE TO APPROVE PROPORTIONAL TAKEOVER BID	19
9.1	Definitions	19
9.2	Resolution to approve Proportional Takeover Bids	19
9.3	Sunset	21

10	GENERAL MEETINGS	21
10.1	Annual general meeting	21
10.2	Convening a general meeting	21
10.3	Use of technology at general meetings	21
10.4	Notice of general meeting	22
10.5	Calculation of period of notice	22
10.6	Cancellation or postponement of a meeting	22
10.7	Notice of cancellation or postponement of a meeting (while the Company is not listed)	22
10.8	Notice of cancellation or postponement of a meeting (while the Company is listed)	22
10.9	Contents of notice of postponement of meeting	22
10.10	Number of clear days for postponement of meeting	23
10.11	Business at postponed meeting	23
10.12	Proxy, attorney, or Representative at postponed meeting	23
10.13	Non-receipt of notice	23
10.14	Director entitled to notice of meeting	23
10.15	Circulating resolutions (while the Company is not listed)	23

www.chilwaminerals.com.au	Page 4 of 50

CONSTITUTION

11	PROCEEDINGS AT GENERAL MEETINGS	24
11.1	Membership at a specified time	24
11.2	Number for a quorum	24
11.3	Requirement for a quorum	24
11.4	If quorum not present	24
11.5	Adjourned meeting	24
11.6	Appointment of chairman of general meeting	24
11.7	Absence of chairman at general meeting	25
11.8	Conduct of general meetings	25
11.9	Disruption and termination of general meeting	25
11.10	Adjournment of general meeting	26
11.11	Notice of adjourned meeting	26
11.12	Questions decided by majority	26
11.13	Chairman’s casting vote at general meetings	26
11.14	Voting	26
11.15	Poll	27
11.16	Entitlement to vote	27
11.17	Proxies	27
11.18	Appointment of Representative or attorney	28
11.19	Joint shareholders’ vote	28
11.20	Effect of unpaid call	28
11.21	Validity of vote in certain circumstances	28
11.22	Objection to voting qualification	29

12	THE DIRECTORS	29
12.1	Number of Directors	29
12.2	Change of number of Directors	29
12.3	Retirement and election of Directors (while the Company is listed)	29
12.4	Office held until conclusion of meeting	30
12.5	Director elected at general meeting	30
12.6	Eligibility for election as Director	30
12.7	Casual vacancy or additional Director	30
12.8	Remuneration of Directors	30
12.9	Superannuation contributions	31
12.10	Additional or special duties	31
12.11	Retirement benefit	31
12.12	Expenses	31
12.13	Director’s interests	31
12.14	Vacation of office of Director	32

13	POWERS AND DUTIES OF DIRECTORS	32
13.1	Directors to manage Company	32
13.2	Specific powers of Directors	32
13.3	Appointment of attorney	33
13.4	Provisions in power of attorney	33
13.5	Signing of cheques	33
13.6	Committees	33
13.7	Powers delegated to Committees	33
13.8	Appointment of Managing and Executive Directors	33
13.9	Ceasing to be a Managing or Executive Director	33
13.10	One Managing Director exempt (while the Company is a listed company)	33
13.11	Remuneration of Managing and Executive Directors	34
13.12	Powers of Managing and Executive Directors	34
13.13	Delegation of Directors’ powers	34

www.chilwaminerals.com.au	Page 5 of 50

CONSTITUTION

14	PROCEEDINGS OF DIRECTORS	34
14.1	Directors’ meetings	34
14.2	Director may convene a meeting	34
14.3	Use of technology for Directors’ meetings	34
14.4	Questions decided by majority	34
14.5	Alternate Director and voting	35
14.6	Chairman of Directors	35
14.7	Absence of chairman at Directors’ meeting	35
14.8	Chairman’s casting vote at Directors’ meetings	35
14.9	Appointment of Alternate Director	35
14.10	Alternate Director and meetings	35
14.11	Alternate Director’s powers	35
14.12	Alternate Director responsible for own acts and defaults	35
14.13	Alternate Director and remuneration	36
14.14	Termination of appointment of Alternate Director	36
14.15	Appointment or termination in writing	36
14.16	Alternate Director and number of Directors	36
14.17	Quorum for Directors’ meeting	36
14.18	Continuing Directors may act	36
14.19	Delegation of powers to Committees	36
14.20	Chairman of Committee	36
14.21	Meetings of Committee	36
14.22	Determination of questions	37
14.23	Circulating resolutions	37
14.24	Validity of acts of Directors	37

15	SECRETARY	37
15.1	Appointment of Secretary	37
15.2	Suspension and removal of Secretary	37
15.3	Powers, duties and authorities of Secretary	38

16	MINUTES	38
16.1	Minutes to be entered into books	38
16.2	Minutes to be signed by chairman	38

17	SEALS	38
17.1	Safe custody of common seals	38
17.2	Use of common seal	38

18	INSPECTION OF RECORDS	39
18.1	Inspection by Members	39
18.2	Right of a Member to inspect	39

19	DIVIDENDS AND RESERVES	39
19.1	Payment of dividend	39
19.2	No interest on dividends	39
19.3	Reserves and profits carried forward	39
19.4	Calculation and apportionment of dividends	39
19.5	Deductions from dividends	40
19.6	Distribution of specific assets	40
19.7	Resolution of distribution difficulties	40
19.8	Payments in respect of shares	41
19.9	Effectual receipt from one joint holder	41
19.10	Election to reinvest dividend	41
19.11	Election to accept shares instead of dividends	41
19.12	Unclaimed dividends	41

www.chilwaminerals.com.au	Page 6 of 50

CONSTITUTION

20	CAPITALISATION OF PROFITS	41
20.1	Capitalisation of reserves and profits	41
20.2	Applying a sum for the benefit of Members	42
20.3	Implementing the resolution	42

21	SERVICE OF DOCUMENTS	42
21.1	Document includes notice	42
21.2	Methods of service	42
21.3	Post	43
21.4	Electronic means	43
21.5	Evidence of service	43
21.6	Joint holders	43
21.7	Persons entitled to shares	43

22	WINDING UP	43
22.1	Distribution of assets	43
22.2	Powers of liquidator to vest property	43
22.3	Shares issued on special terms	43

23	INDEMNITY AND INSURANCE	44
23.1	Indemnity	44
23.2	Insurance	44
23.3	Contract	44

24	RESTRICTED SECURITIES (WHILE THE COMPANY IS LISTED)	44
24.1	Disposal during Escrow Period	44
24.2	Breach of Restriction Agreement or Listing Rules	45

25	UNMARKETABLE PARCELS (WHILE THE COMPANY IS LISTED)	45
25.1	Definitions	45
25.2	Power to sell existing unmarketable parcels	45
25.3	Power to sell new unmarketable parcels	45
25.4	Extinguishment of interests and claims	46
25.5	Manner of sale	46
25.6	Company as Member’s attorney	47
25.7	Application of proceeds	47
25.8	Voting and dividend rights pending sale	47

SCHEDULE 1 - TERMS OF PREFERENCE SHARES		48

www.chilwaminerals.com.au	Page 7 of 50

CONSTITUTION

1 DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Constitution unless the contrary intention appears:

Alternate Director means a person appointed as an alternate director under article 14.9.

ASIC means Australian Securities and Investments Commission.

ASX means ASX Limited or Australian Securities Exchange as appropriate.

Committee means a committee of Directors constituted under article 13.6.

Company means Chilwa Minerals Ltd ACN 656 965 589, as that name may be changed from time to time.

Constitution means this constitution as amended from time to time, and a reference to an article is a reference to an article of this Constitution.

Corporations Act means the Corporations Act 2001 (Cth).

CS Facility has the same meaning as prescribed CS facility in the Corporations Act.

CS Facility Operator means the operator of a CS Facility.

Director means a person holding office as a director of the Company, and where appropriate includes an Alternate Director.

Directors means all or some of the Directors acting as a board.

Executive Director means a person appointed as an executive director under article 13.8.

Issuer Sponsored Holding means a holding on an electronic sub-register maintained by the Company in accordance with the Listing Rules.

Listing Rules means the Listing Rules of ASX and any other rules of ASX which are applicable to the Company while the Company is admitted to the official list of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

Managing Director means a person appointed as a managing director under article 13.8.

Member means a person entered in the Register as a holder of shares in the capital of the Company.

Operating Rules means the operating rules of a CS Facility regulating the settlement, clearing and registration of uncertificated shares as amended, varied or waived (whether in respect of the Company or generally) from time to time.

Prescribed Interest Rate means the rate determined by the Directors for the purpose of this Constitution, and in the absence of a determination means the rate 4% per annum above the 60 day Bank Bill Swap Reference Rate last published on or before that day in The Australian Financial Review (or if that rate has not been published, another rate set by the Directors in good faith).

Register means the register of Members of the Company under the Corporations Act and, if appropriate, includes a branch register.

Registered Office means the registered office of the Company.

Representative means a person appointed to represent a corporate Member at a general meeting of the Company in accordance with the Corporations Act.

Restriction Agreement means a restriction agreement within the meaning and for the purposes of the Listing Rules.

Secretary means a person appointed under article 15.1 as a secretary of the Company and where appropriate includes an acting secretary and a person appointed by the Directors to perform all or any of the duties of a secretary of the Company.

www.chilwaminerals.com.au	Page 8 of 50

CONSTITUTION

1.2 Interpretation

Headings are for convenience only and do not affect interpretation. In this Constitution unless the contrary intention appears:

a)	words importing any gender include all other genders;

b)	the word “person” includes an individual, a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association or an authority;

c)	a document, including this Constitution, includes any variation or replacement of it;

d)	the singular includes the plural and vice versa;

e)	a reference to legislation includes regulations and other instruments under it and any variation or replacement of any of them;

f)	a power, an authority or a discretion given to a Director, the Directors, the Company in general meeting or a Member may be exercised at any time and from time to time;

g)	a reference to an amount paid on a share includes an amount credited as paid on that share;

h)	“writing” and “written” includes printing, typing and other modes of reproducing words in a visible form including, without limitation, any representation of words in a physical document or in an electronic communication or form or otherwise; and

i)	a reference to “dollars”, “A$” or “$” is a reference to the lawful currency of Australia.

1.3 Corporations Act

In this Constitution unless the contrary intention appears:

a)	a word or expression defined or used in the Corporations Act has the same meaning when used in this Constitution in a similar context; and

b)	section means a section of the Corporations Act.

1.4 Listing Rules interpretation

In this Constitution, unless the contrary intention appears the expressions “Business Day”, “Uncertificated Securities”, “dispose”, “Escrow Period” and “Restricted Securities” have the same meaning as in the Listing Rules.

1.5 Replaceable rules not to apply

The provisions of the Corporations Act that apply as replaceable rules are displaced by this Constitution and do not apply to the Company.

1.6 Currency

The Directors may:

a)	differentiate between Members as to the currency in which any amount payable to a Member is paid (whether by way of or on account of dividends, repayment of capital, participation in surplus property of the Company or otherwise);

b)	determine to pay a distribution in a currency other than Australian dollars and the amount payable will be converted from Australian dollars in any manner, at any time and at any exchange rate as the Directors think fit; and

c)	in deciding the currency in which a payment is to be made to a Member, have regard to the registered address of the Member, the register on which a Member’s shares are registered and any other matters as the Directors consider appropriate.

Payment in another currency of an amount converted under this article is as between the Company and a Member adequate and proper payment of the amount payable.

www.chilwaminerals.com.au	Page 9 of 50

CONSTITUTION

1.7 Application of Listing Rules

In this Constitution a reference to the Listing Rules only applies while the Company is on the official list of ASX.

While the Company is on the official list of ASX:

a)	despite anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done;

b)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done as the case may be;

d)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is taken to contain that provision;

e)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is taken not to contain that provision; and

f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is taken not to contain that provision to the extent of the inconsistency.

1.8 Listed company articles

Articles 1.4, 7.6, 7.7, 7.8, 10.8, 11.14a), 11.14b), 12.3, 13.10, 24 and 25 only apply while the Company is on the official list of ASX.

1.9 Unlisted company articles

Articles 7.5, 10.7 and 10.15 only apply while the Company is not on the official list of ASX.

1.10 Previous Constitution

a)	This Constitution supersedes the constitution of the Company (if any) in force immediately prior to the adoption of this Constitution.

b)	The adoption of this Constitution does not affect the validity or effect of anything done under any previous constitution of the Company, so that (without limitation):

c)	every Director and Secretary of the Company in office immediately prior to adoption of this Constitution is taken to have been appointed, and will continue in office, under this Constitution; and

d)	any seal properly adopted by the Company prior to the adoption of this Constitution is taken to be a seal properly adopted under this Constitution.

2 SHARE CAPITAL

2.1 Directors to issue shares

The issue of shares in the Company is under the control of the Directors who may:

a)	issue and cancel shares in the Company;

b)	grant options over unissued shares in the Company; and

c)	settle the manner in which fractions of a share, however arising, are to be dealt with,

subject to the Corporations Act, the Listing Rules and any special rights conferred on the holders of any shares or class of shares.

www.chilwaminerals.com.au	Page 10 of 50

CONSTITUTION

2.2 Preference shares

a)	The Company may issue preference shares and issued shares may be converted into preference shares provided that the rights of the holders of the preference shares with respect to the repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividends in relation to other shares or other classes of preference shares are:

i)	as set out in schedule 1; or

ii)	as approved by a resolution of the Company in accordance with the Corporations Act.

b)	The rights of holders of preference shares issued by the Company other than pursuant to schedule 1, but in accordance with the Corporations Act, are determined by the terms of issue of those preference shares and the relevant resolution of the Company, and are not determined by or affected by the rights set out in schedule 1.

c)	Subject to the Corporations Act and the Listing Rules, the Company may issue preference shares which are, or are at the option of the Company to be liable, to be redeemed or to be converted into other shares on such conditions and in such a manner as the Directors decide under the terms of issue of the preference shares.

d)	Subject to the Corporations Act and the Listing Rules, the Company may issue any combination of fully paid, partly paid or unpaid preference shares.

e)	Despite this article 2.2 and schedule 1, while the Company is on the official list of ASX the Company may not issue a preference share that confers on the holder rights that are inconsistent with those specified in the Listing Rules, except to the extent of any waiver or modification of the Listing Rules by ASX.

2.3 Class meetings

The provisions of this Constitution relating to general meetings apply so far as they are capable of application and with any necessary changes to every separate meeting of the holders of a class of shares except that:

a)	a quorum is constituted by at least two persons who, between them, hold or represent one-third of the issued shares of the class (unless only one person holds all of the shares of the class, in which case that person constitutes a quorum); and

b)	any holder of shares of the class, present in person or by proxy, or attorney or Representative, may demand a poll.

2.4 Non-recognition of interests

Except as required by law, the Company is not required to recognise:

a)	a person as holding a share on any trust; or

b)	any other interest in any share or any other right in respect of a share except an absolute right of ownership in the registered holder,

whether or not it has notice of the trust, interest or right.

www.chilwaminerals.com.au	Page 11 of 50

CONSTITUTION

2.5 Joint holders of shares

a)	Where two or more persons are registered as the joint holders of shares then they are taken to hold the shares as joint tenants with rights of survivorship, but the Company is not bound:

i)	to register more than three persons as joint holders of a share; or

ii)	to issue more than one certificate or holding statement in respect of shares jointly held.

b)	Despite article 2.5a), if the prescribed CS Facility has implemented the required functionality and the Operating Rules permit, the Company may register up to four persons as the joint holders of a share.

2.6 Commission and brokerage

a)	The Company may make payments by way of brokerage or commission to a person in consideration for the person subscribing or agreeing to subscribe, whether absolutely or conditionally, for shares or options or procuring or agreeing to procure subscriptions, whether absolute or conditional, for shares or options.

b)	The brokerage or commission may be satisfied by payment in cash, by allotment of fully or partly paid shares, by issue of debentures or a combination of all or any of such ways.

3 REDUCTION OF CAPITAL

The Company may reduce its share capital in any way not otherwise prohibited under the Corporations Act including, but not limited to, distributing securities of any other body corporate to Members and for the Members to be bound by the constitution of that body corporate.

4 LIEN

4.1 Lien on share

To the extent permitted by law, the Company has a first and paramount lien on every share for:

a)	all due and unpaid calls and instalments in respect of that share;

b)	all money which the Company is required by law to pay, and has paid, in respect of that share;

c)	reasonable interest on the amount due from the date it becomes due until payment; and

d)	reasonable expenses of the Company in respect of the default on payment.

4.2 Lien on loans under employee incentive schemes

The Company also has a first and paramount lien on each share registered in the name of the Member for all money payable to the Company by the Member under loans made under an employee incentive scheme.

4.3 Lien on distributions

A lien on a share under article 4.1 or 4.2 extends to all distributions in respect of that share, including dividends.

www.chilwaminerals.com.au	Page 12 of 50

CONSTITUTION

4.4 Exemption from article 4.1 or 4.2

The Directors may at any time exempt a share wholly or in part from the provisions of article 4.1 or 4.2.

4.5 Extinguishment of lien

The Company’s lien on a share is extinguished if a transfer of the share is registered without the Company giving notice of the lien to the transferee.

4.6 Company’s rights to recover payments

a)	A Member must reimburse the Company on demand in writing for all payments the Company makes to a government or taxing authority in respect of the Member, the death of a Member or the Member’s shares or any distributions on the Member’s shares, including dividends, where the Company is either:

i)	required by law to make the relevant payment; or

ii)	advised by a lawyer qualified to practice in the jurisdiction of the relevant government or taxing authority that the Company is required by law to make the relevant payment.

b)	The Company is not obliged to advise the Member in advance of its intention to make the payment.

4.7 Reimbursement is a debt due

The obligation of the Member to reimburse the Company is a debt due to the Company as if it were a call on all the Member’s shares, duly made at the time when the written demand for reimbursement is given by the Company to the Member. The provisions of this Constitution relating to non-payment of calls, including payment of interest and sale of the Member’s shares under lien, apply to the debt.

4.8 Sale under lien

Subject to article 4.9, the Company may sell, in any manner the Directors think fit, any share on which the Company has a lien.

4.9 Limitations on sale under lien

A share on which the Company has a lien may not be sold by the Company unless:

a)	an amount in respect of which the lien exists is presently payable; and

b)	the Company has, not less than 14 days before the date of sale, given to the registered holder of the share or the person entitled to the share by reason of the death, bankruptcy or insolvency of the registered holder, a notice in writing setting out, and demanding payment of, the amount which is presently payable in respect of which the lien exists.

4.10 Transfer on sale under lien

For the purpose of giving effect to a sale under article 4.8, the Company may receive the proceeds, if any, given for the share so sold and may execute a transfer of the share sold in favour of the purchaser of the share, or do all such other things as may be necessary or appropriate for it to do to effect the transfer. The purchaser is not bound to see to the application of the purchase money.

4.11 Irregularity or invalidity

The title of the purchaser to the share is not affected by any irregularity or invalidity in connection with the sale of the share under article 4.8.

4.12 Proceeds of sale

The proceeds of a sale under article 4.8 must be applied by the Company in payment of the amount in respect of which the lien exists under article 4.1 as is presently payable, and the residue, if any, must be paid to the person entitled to the share immediately before the sale.

www.chilwaminerals.com.au	Page 13 of 50

CONSTITUTION

5 CALLS ON SHARES

5.1 Directors to make calls

The Directors may:

a)	make calls on a Member in respect of any money unpaid on the shares of that Member, if the money is not by the terms of issue of those shares made payable at fixed times;

b)	make a call payable by instalments; and

c)	revoke or postpone a call.

5.2 Time of call

A call is taken to be made at the time when the resolution of the Directors authorising the call is passed.

5.3 Members’ liability

Upon receiving not less than 30 Business Days’ notice specifying the time or times and place of payment, each Member must pay to the Company by the time or times, and at the place, specified in the notice the amount called on that Member’s shares.

5.4 Joint holders’ liability

The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

5.5 Non-receipt of notice

The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, a Member does not invalidate the call.

5.6 Interest on default

If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum from the day it is due to the time of actual payment at the Prescribed Interest Rate. The Directors may waive payment of that interest wholly or in part.

5.7 Fixed instalments

Subject to any notice requirements under the Listing Rules, if the terms of a share make a sum payable on issue of the share or at a fixed date, this is taken to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable. In the case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

5.8 Differentiation between holders as to calls

The Directors may, on the issue of shares, differentiate between the holders of the shares as to the amount of calls to be paid and the times of payment.

5.9 Prepayment of calls and interest

The Directors may:

a)	accept from a Member the whole or a part of the amount unpaid on a share even if no part of that amount has been called; and

b)	authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the Prescribed Interest Rate, as is agreed between the Directors and the Member paying the sum.

www.chilwaminerals.com.au	Page 14 of 50

CONSTITUTION

6 FORFEITURE OF SHARES

6.1 Notice requiring payment of call

If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time afterwards during such time as any part of the call or instalment remains unpaid, give a notice to the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of that non- payment.

6.2 Contents of notice

The notice must name a further day, which is at least 14 days from the date of service of the notice, on or before which the payment required by the notice is to be made and must state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

6.3 Forfeiture for failure to comply with notice

If a notice under article 6.1 has not been complied with by the date specified in the notice, the Directors may by resolution forfeit the relevant shares, at any time before the payment required by the notice has been made.

6.4 Dividends and distributions included in forfeiture

A forfeiture under article 6.3 includes all dividends and other distributions to be made in respect of the forfeited shares which have not been paid or distributed before the forfeiture.

6.5 Sale or re-issue of forfeited shares

Subject to the Corporations Act, a share forfeited under article 6.3 may be sold, re-issued or otherwise disposed of to such person and on such terms as the Directors think fit.

6.6 Notice of forfeiture

If any share is forfeited under article 6.3, notice of the forfeiture must be given to the Member holding the share immediately before the forfeiture and an entry of the forfeiture and its date must be made in the Register. Any failure to give notice or enter the forfeiture in the Register does not invalidate the forfeiture.

6.7 Surrender instead of forfeiture

The Directors may accept the surrender of any share which they are entitled to forfeit on any terms they think fit and any share so surrendered is taken to be a forfeited share.

6.8 Cancellation of forfeiture

At any time before a sale, re-issue or disposal of a share under article 6.5, the forfeiture of that share may be cancelled on such terms as the Directors think fit.

6.9 Effect of forfeiture on former holder’s liability

A person whose shares have been forfeited:

a)	ceases to be a Member in respect of the forfeited shares; and

b)	remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares, plus interest at the Prescribed Interest Rate from the date of forfeiture and the expenses paid or payable in connection with the sale of the shares, until the Company receives payment in full of all money (including interest and expenses) so payable in respect of the shares.

www.chilwaminerals.com.au	Page 15 of 50

CONSTITUTION

6.10 Evidence of forfeiture

A statement in writing declaring that the person making the statement is a Director or a Secretary, and that a share in the Company has been forfeited in accordance with this Constitution on the date declared in the statement, is prima facie evidence of the facts in the statement as against all persons claiming to be entitled to the share.

6.11 Transfer of forfeited share

The Company may receive any consideration given for a forfeited share on any sale, re- issue or disposal of the share under article 6.5 and may execute or effect a transfer of the share in favour of the person to whom the share is sold, re-issued or disposed.

6.12 Registration of transferee

On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

6.13 Irregularity or invalidity

The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale, re-issue or disposal of the share.

7 TRANSFER OF SHARES

7.1 Forms of instrument of transfer

Subject to this Constitution and the Listing Rules, a share in the Company is transferable:

a)	as provided by the Operating Rules of a CS Facility if applicable; or

b)	by any other method of transfer which is required or permitted by the Corporations Act and, while the Company is on the official list of ASX.

7.2 Execution and delivery of transfer

If a duly completed instrument of transfer:

a)	is used to transfer a share in accordance with article 7.1a)b); and

b)	is left for registration at the share registry of the Company, accompanied by any information that the Directors properly require to show the right of the transferor to make the transfer,

the Company must, subject to the powers vested in the Directors by this Constitution, register the transferee as the holder of the share.

7.3 Effect of registration

Except as provided by any applicable Operating Rules of a CS Facility (where the Company is on the official list of ASX), a transferor of a share remains the holder of the share transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the share.

www.chilwaminerals.com.au	Page 16 of 50

CONSTITUTION

7.4 Company to register forms without charge

The Company must register all registrable transfer forms, split certificates, renunciations and transfers, issue certificates and transmission receipts and mark or note transfer forms without imposing a charge except where a charge is permitted by the Listing Rules.

7.5 Power to refuse to register (while the Company is not listed)

The Directors may refuse to register a transfer of shares, without having to give any reason. This article 7.5 only applies while the Company is not on the official list of ASX.

7.6 Power to refuse to register (while the Company is listed)

If permitted by the Listing Rules, the Directors may:

a)	request any applicable CS Facility Operator to apply a holding lock to prevent a transfer of shares in the Company from being registered on the CS Facility’s subregister; or

b)	refuse to register a transfer of shares in the Company to which paragraph (a) does not apply.

This article 7.6 only applies while the Company is on the official list of ASX.

7.7 Obligation to refuse to register (while the Company is listed)

The Directors must:

a)	request any applicable CS Facility Operator to apply a holding lock to prevent transfer of shares in the Company from being registered on the CS Facility’s subregister; or

b)	refuse to register any transfer of shares in the Company to which paragraph (a) does not apply,

if:

c)	the Listing Rules require the Company to do so; or

d)	the transfer is in breach of the Listing Rules or a Restriction Agreement. This article 7.7 only applies while the Company is on the official list of ASX.

7.8 Written notice to security holder (while the Company is listed)

If in the exercise of their rights under articles 7.6 and 7.7 the Directors request application of a holding lock to prevent a transfer of shares in the Company or refuse to register a transfer of shares they must give written notice of the request or refusal to the holder of the shares, the transferee and any broker lodging the transfer. Failure to give notice does not invalidate the decision of the Directors.

This article 7.8 only applies while the Company is on the official list of ASX.

7.9 Company to retain instrument of transfer

The Company must retain every instrument of transfer which is registered for the period required by any applicable law.

www.chilwaminerals.com.au	Page 17 of 50

CONSTITUTION

8 TRANSMISSION OF SHARES

8.1 Transmission of shares on death

If a Member, who does not hold shares jointly, dies, the Company will recognise only the personal representative of the Member as being entitled to the Member’s interest in the shares.

8.2 Information given by personal representative

a)	If the personal representative gives the Directors the information they reasonably require to establish the representative’s entitlement to be registered as a holder of the shares:

i)	the personal representative may:

(1)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(2)	by giving a completed transfer form to the Company, transfer the shares to another person; and

ii)	the personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

b)	On receiving an election under article 8.2a)i)1), the Company must register the personal representative as the holder of the shares.

c)	A transfer under article 8.2a)i)2) is subject to the articles that apply to transfers generally.

8.3 Death of joint owner

If a Member, who holds shares jointly, dies, the Company will recognise only the survivor as being entitled to the Member’s interest in the shares. The estate of the Member is not released from any liability in respect of the shares.

8.4 Transmission of shares on bankruptcy

a)	If a person entitled to shares because of the bankruptcy of a Member gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares, the person may:

i)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

ii)	by giving a completed transfer form to the Company, transfer the shares to another person.

b)	On receiving an election under article 8.4a)i), the Company must register the person as the holder of the shares.

c)	A transfer under article 8.4a)ii) is subject to the articles that apply to transfers generally.

This article 8.4 has effect subject to the Bankruptcy Act 1966 (Cth).

8.5 Transmission of shares on mental incapacity

a)	If a person entitled to shares because of the mental incapacity of a Member gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares:

i)	the person may:

(1)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(2)	by giving a completed transfer form to the Company, transfer the shares to another person; and

ii)	the person is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

b)	On receiving an election under article 8.5a)i)1), the Company must register the person as the holder of the shares.

c)	A transfer under article 8.5a)i)2) is subject to the articles that apply to transfers generally.

www.chilwaminerals.com.au	Page 18 of 50

CONSTITUTION

9 PROCEDURE TO APPROVE PROPORTIONAL TAKEOVER BID

9.1 Definitions

In this article:

Approving Resolution means a resolution to approve the Proportional Takeover Bid;

Approving Resolution Deadline means the day that is 14 days before the last day of the bid period during which offers under the Proportional Takeover Bid remain open or a later day allowed by ASIC;

Eligible Member has the meaning given in article 9.2a)iii); and

Proportional Takeover Bid has the meaning given in the Corporations Act.

9.2 Resolution to approve Proportional Takeover Bids

a)	Where offers have been made under a Proportional Takeover Bid in respect of Securities:

i)	the registration of a transfer giving effect to a takeover contract for the Proportional Takeover Bid is prohibited unless and until an Approving Resolution is passed or is taken to have been passed in accordance with this article;

ii)	the Approving Resolution shall be voted on in either of the following ways as determined by the Directors:

(1)	at a meeting; or

(2)	by means of a postal ballot;

iii)	a person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the Proportional Takeover Bid was made, held bid class securities (Eligible Member) is entitled to vote on the Approving Resolution;

iv)	an Approving Resolution that has been voted on is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50%, and otherwise is taken to have been rejected; and

v)	the Directors must ensure that the Approving Resolution is voted on in accordance with this article 9.2 before the Approval Resolution Deadline.

b)	If the Directors determine that the Approving Resolution shall be voted on at a meeting, then the provisions of this Constitution that apply to a general meeting of the Company shall apply with such modifications as the circumstances require as if the meeting were a general meeting of the Company.

c)	If the Directors determine that the Approving Resolution shall be voted on by means of a postal ballot:

i)	the Directors shall dispatch to Eligible Members:

(1)	a notice proposing the Approving Resolution;

(2)	a ballot paper for the purpose of voting on the Approving Resolution;

(3)	a statement setting out the details of the Proportional Takeover Bid; and

(4)	a memorandum explaining the postal ballot procedure which is to govern voting in respect of the Approving Resolution;

www.chilwaminerals.com.au	Page 19 of 50

CONSTITUTION

ii)	a vote recorded on a ballot paper shall not be counted for the purposes of determining whether or not the Approving Resolution is passed, unless the ballot paper is:

(1)	correctly completed and signed under the hand of the Eligible Member or that person’s attorney duly authorised in writing or if the Eligible Member is a body corporate, in a manner set out in section 127(1) or (2) of the Corporations Act or under the hand of its attorney so authorised; and

(2)	received at the Registered Office on or before the time and date specified for its return in the notice proposing the Approving Resolution, such date to be not less than 18 days before the end of the period during which offers under the Proportional Takeover Bid remain open; and

iii)	on the date specified for the return of ballot papers in the notice proposing the Approving Resolution or the Business Days following that date, the Directors shall arrange for a count of the ballot papers returned and determine whether the Approving Resolution has been passed or rejected and shall upon completion of counting disclose the results of the ballot and the Approving Resolution shall accordingly be deemed to have been voted on upon the date of such declaration.

d)	Subject to article 9.2f), to be effective, an Approving Resolution must be passed before the Approving Resolution Deadline.

e)	Where a resolution to approve the Proportional Takeover Bid is voted on before the Approving Resolution Deadline in accordance with this article 9.2, the Company must, on or before the Approving Resolution Deadline, give:

i)	the bidder; and

ii)	if the Company is listed - each relevant financial market,

a written notice stating that a resolution to approve the Proportional Takeover Bid has been voted on and whether the resolution has been passed or rejected.

f)	Where, as at the end of the day before the Approving Resolution Deadline, no resolution to approve the Proportional Takeover Bid has been voted on in accordance with this article 9.2, a resolution to approve the Proportional Takeover Bid is taken to have been passed on the Approving Resolution Deadline in accordance with this article 9.2.

g)	If an Approving Resolution is voted on before the Approving Resolution Deadline in accordance with this article 9.2 and is rejected,

i)	despite section 652A of the Corporations Act:

(1)	all offers under the Proportional Takeover Bid that have not been accepted as at the end of the Approving Resolution Deadline; and

(2)	all offers under the Proportional Takeover Bid that have been accepted, and from whose acceptance binding contracts have not resulted, as at the end of the Approving Resolution Deadline,

are taken to be withdrawn at the end of the Approving Resolution Deadline;

ii)	as soon as practicable after the Approving Resolution Deadline, the bidder must return to each person who has accepted an offer referred to in article 9.2g)i)2), any documents that the person sent the bidder with the acceptance of the offer;

www.chilwaminerals.com.au	Page 20 of 50

CONSTITUTION

iii)	the bidder:

(1)	is entitled to rescind; and

(2)	must rescind as soon as practicable after the Approving Resolution Deadline,

each biding takeover contract for the Proportional Takeover Bid; and

iv)	a person who has accepted an offer made under the Proportional Takeover Bid is entitled to rescind the takeover contract between such person and the bidder.

9.3 Sunset

Articles 9.1 and 9.2 cease to have effect on the third anniversary of the later of the date of their adoption or, if those articles have been renewed in accordance with the Corporations Act, the third anniversary of the date of their last renewal.

10 GENERAL MEETINGS

10.1 Annual general meeting

Annual general meetings of the Company are to be held in accordance with the Corporations Act.

10.2 Convening a general meeting

a)	The Directors may convene and arrange to hold a general meeting of the Company whenever they think fit and must do so if required to do so under the Corporations Act.

b)	A general meeting of the Company may be held:

i)	at one or more physical venues; or

ii)	at one or more physical venues and using virtual meeting technology; or

iii)	using virtual meeting technology only.

c)	Where a general meeting is held at one or more physical venues (whether or not it is also held using virtual meeting technology), it must be reasonable for the Company to hold the meeting at that physical venue.

10.3 Use of technology at general meetings

a)	Where a general meeting is held using virtual meeting technology in accordance with articles 10.2b)ii) or 10.2b)iii), the virtual meeting technology must:

i)	be reasonable; and

ii)	allow the Members as a whole a reasonable opportunity to participate and to exercise orally and in writing any of their rights to ask questions and make comments.

b)	Where a general meeting is held using virtual meeting technology in accordance with articles 10.2b)ii) or 10.2b)iii):

i)	a Member using virtual meeting technology to participate in the meeting is taken to be present at the meeting; and

ii)	any documents required or permitted to be tabled at the general meeting will be taken to have been tabled at the general meeting if the document is given, or made available, to Members before or during the general meeting.

www.chilwaminerals.com.au	Page 21 of 50

CONSTITUTION

c)	If, before or during a general meeting, any technical difficulty occurs where all shareholders may not be able to participate, the chair of the meeting may:

i)	adjourn the meeting until the difficulty is remedied; or

ii)	where a quorum remains present (in the venue at which the chair is present) and able to participate, subject to the Corporations Act, continue the meeting.

10.4 Notice of general meeting

Notice of a general meeting must be given in accordance with article 21, the Corporations Act and the Listing Rules.

10.5 Calculation of period of notice

In computing the period of notice under article 10.4, both the day on which the last notice to Members is given or taken to be given and the day of the meeting convened by it are to be disregarded.

10.6 Cancellation or postponement of a meeting

Where a general meeting (including an annual general meeting) is convened by the Directors they may by notice, whenever they think fit, cancel the meeting or postpone the holding of the meeting to a date and time determined by them or change the place for the meeting.

This article 10.6 does not apply to a meeting convened in accordance with the Corporations Act by a single Director, by Members, by the Directors on the request of Members or to a meeting convened by a court.

10.7 Notice of cancellation or postponement of a meeting (while the Company is not listed)

Notice of cancellation or postponement or change of place of a general meeting must state the reason for cancellation or postponement and be given:

a)	to each Member; and

b)	to each other person entitled to be given notice of a general meeting. This article 10.7 only applies while the Company is not on the official list of ASX.

10.8 Notice of cancellation or postponement of a meeting (while the Company is listed)

Notice of cancellation or postponement or change of place of a general meeting must state the reason for cancellation or postponement and be:

a)	published in a daily newspaper circulating in Australia;

b)	given to ASX; or

c)	subject to the Corporations Act and the Listing Rules, given in any other manner determined by the Directors.

This article 10.8 only applies while the Company is on the official list of ASX.

10.9 Contents of notice of postponement of meeting

A notice of postponement of a general meeting must specify:

a)	the postponed date and time for the holding of the meeting;

b)	a place for the holding of the meeting which may be either the same as or different from the place specified in the notice convening the meeting; and

c)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner.

www.chilwaminerals.com.au	Page 22 of 50

CONSTITUTION

10.10 Number of clear days for postponement of meeting

The number of clear days from the giving of a notice postponing the holding of a general meeting to the date specified in that notice for the holding of the postponed meeting must not be less than the number of clear days’ notice of the general meeting required to be given by this Constitution or the Corporations Act.

10.11 Business at postponed meeting

The only business that may be transacted at a general meeting the holding of which is postponed is the business specified in the original notice convening the meeting.

10.12 Proxy, attorney, or Representative at postponed meeting

Where by the terms of an instrument appointing a proxy or attorney or an appointment of a Representative:

a)	the appointed person is authorised to attend and vote at a general meeting or general meetings to be held on or before a specified date; and

b)	the date for holding the meeting is postponed to a date later than the date specified in the instrument of proxy, power of attorney or appointment of Representative,

then, by force of this article, that later date is substituted for and applies to the exclusion of the date specified in the instrument of proxy, power of attorney or appointment of Representative unless the Member appointing the proxy, attorney or Representative gives to the Company at its Registered Office notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed.

10.13 Non-receipt of notice

The non-receipt of notice of a general meeting or cancellation or postponement of a general meeting by, or the accidental omission to give notice of a general meeting or cancellation or postponement of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting or at a postponed meeting or the cancellation or postponement of a meeting.

10.14 Director entitled to notice of meeting

A Director is entitled to receive notice of and to attend all general meetings and all separate meetings of the holders of any class of shares in the capital of the Company and is entitled to speak at those meetings.

10.15 Circulating resolutions (while the Company is not listed)

The Company may pass a resolution without a general meeting being held if all the Members entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document.

Separate copies of the document may be used for signing by Members if the wording of the resolution and statement is identical in each copy.

The resolution is passed when the last Member signs.

This article 10.15 only applies while the Company is a public company and is not on the official list of ASX.

www.chilwaminerals.com.au	Page 23 of 50

CONSTITUTION

11 PROCEEDINGS AT GENERAL MEETINGS

11.1 Membership at a specified time

The Directors may determine, for the purposes of a particular general meeting that all the shares that are quoted on ASX at a specified time before the meeting are taken to be held at the time of the meeting by the persons who hold them at the specified time. The determination must be made and published in accordance with the Corporations Act.

11.2 Number for a quorum

Subject to article 11.5, two Members present in person or by proxy, attorney or Representative, whether present physically or by virtual meeting technology, are a quorum at a general meeting. In determining whether a quorum is present, each individual attending as a proxy, attorney or Representative is to be counted, except that:

a)	where a Member has appointed more than one proxy, attorney or Representative, only one is to be counted; and

b)	where an individual is attending both as a Member and as a proxy, attorney or Representative, that individual is to be counted only once.

11.3 Requirement for a quorum

An item of business may not be transacted at a general meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the time the first item of business is transacted, it is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chairman of the meeting (on the chairman’s own motion or at the request of a Member, proxy, attorney or Representative who is present) declares otherwise.

11.4 If quorum not present

If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

a)	if convened by a Director, or at the request of Members, is dissolved; and

b)	in any other case, stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Members and others entitled to notice of the meeting.

11.5 Adjourned meeting

At a meeting adjourned under article 11.4b), two persons each being a Member, proxy, attorney or Representative present at the meeting are a quorum and, if a quorum is not present within 15 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

11.6 Appointment of chairman of general meeting

If the Directors have elected one of their number as chairman of their meetings, that person is entitled to preside as chairman at a general meeting.

www.chilwaminerals.com.au	Page 24 of 50

CONSTITUTION

11.7 Absence of chairman at general meeting

If a general meeting is held and:

a)	a chairman has not been elected by the Directors; or

b)	the elected chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the following may preside as chairman of the meeting (in order of precedence):

c)	any deputy chairman;

d)	a Director chosen by a majority of the Directors present;

e)	the only Director present; or

f)	a Member chosen by a majority of the Members present in person or by proxy, attorney or Representative.

11.8 Conduct of general meetings

The chairman of a general meeting:

a)	has charge of the general conduct of the meeting and the procedures to be adopted at the meeting;

b)	may require the adoption of any procedure which is in the chairman’s opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting; and

c)	may, having regard where necessary to the Corporations Act, terminate discussion or debate on any matter whenever the chairman considers it necessary or desirable for the proper conduct of the meeting,

d)	and a decision by the chairman under this article is final.

11.9 Disruption and termination of general meeting

a)	The chairman may require any person who wishes to attend the general meeting to comply with searches, restrictions or other security arrangements as the chairman considers appropriate. The chairman may refuse entry to any person who does not comply with the arrangements, any person who possesses a recording or broadcasting device without the consent of the chairman or any person who possesses an article which the chairman considers to be dangerous, offensive or liable to cause disruption.

b)	If any general meeting becomes so unruly or disorderly, whether or not accompanied by any violence or threats of violence, that in the opinion of the chairman the business of the general meeting cannot be conducted in a proper and orderly manner, the chairman may in the chairman’s sole and absolute discretion and without giving any reason for doing so either adjourn or terminate the general meeting. If any general meeting is, in the opinion of the chairman, unduly protracted, the chairman may in the chairman’s sole and absolute discretion and without giving any reason for doing so, implement such procedural rules as the chairman deems appropriate or adjourn the general meeting.

www.chilwaminerals.com.au	Page 25 of 50

CONSTITUTION

c)	If any general meeting is to be terminated by the chairman under article 11.9b), the chairman must put any incomplete items of business of which notice was given in the notice convening the general meeting and which required a vote at that general meeting, to the vote by poll either without discussion then and there or at such other time, at such place and in such manner as the chairman directs. The results of any such poll on each such item of business is deemed for all purposes to be a resolution or special resolution (as the case may be) of the general meeting and be recorded in the minutes of that general meeting accordingly.

d)	After the chairman of a general meeting declares the meeting to be adjourned, terminated or over, no business or question may be brought forward, discussed or decided.

11.10 Adjournment of general meeting

a)	The chairman of a general meeting may at any time during the meeting adjourn the meeting (including in accordance with article 10.3c) or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and place, but:

i)	in exercising the discretion to do so, the chairman may, but need not, seek the approval of the Members present in person or by proxy, attorney or Representative; and

ii)	only unfinished business is to be transacted at a meeting resumed after an adjournment.

b)	Unless required by the chairman, a vote may not be taken or demanded by the Members present in person or by proxy, attorney or Representative in respect of any adjournment.

11.11 Notice of adjourned meeting

It is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting unless a meeting is adjourned for one month or more. In that case, notice of the adjourned meeting must be given as in the case of an original meeting.

11.12 Questions decided by majority

Subject to the requirements of the Corporations Act, a resolution is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.

11.13 Chairman’s casting vote at general meetings

If there is an equality of votes, either on a show of hands or on a poll, the chairman of the general meeting has a casting vote, in addition to any votes to which the chairman is entitled as a Member or proxy or attorney or Representative.

11.14 Voting

a)	If the company is listed, a resolution put to the vote at any general meeting must be decided by poll if:

i)	the notice of meeting set out an intention to propose the resolution and stated the resolution; or

ii)	the company has given notice of the resolution in accordance with section 249O of the Corporations Act; or

iii)	a poll is effectively demanded and the demand is not withdrawn.

b)	If the company is listed and the circumstances in articles 11.14a)i) to 11.14a)iii) above do not apply, a resolution put to the vote at general meeting must be decided on a show of hands.

Articles 11.14a) and 11.14b) only apply while the Company is on the official list of ASX.

www.chilwaminerals.com.au	Page 26 of 50

CONSTITUTION

c)	If the company is not listed a resolution put to the vote at any general meeting must be decided on a show of hands unless a poll is effectively demanded and the demand is not withdrawn.

d)	A declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact. Neither the chairman nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

11.15 Poll

If a poll is effectively demanded:

a)	it must be taken in the manner and at the date and time directed by the chairman and the result of the poll is a resolution of the meeting at which the poll was demanded;

b)	on the election of a chairman or on a question of adjournment, it must be taken immediately;

c)	the demand may be withdrawn; and

d)	the demand does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

11.16 Entitlement to vote

a)	Subject to any rights or restrictions for the time being attached to any class or classes of shares and to this Constitution:

i)	on a show of hands, each Member present in person and each other person present as a proxy, attorney or Representative of a Member has one vote; and

ii)	on a poll:

(1)	each Member present in person has one vote for each fully paid share held by the Member and each person present as proxy, attorney or Representative of a Member has one vote for each fully paid share held by the Member that the person represents; and

(2)	each Member present has a fraction of a vote for each partly paid share equivalent to the proportion which the amount paid (not credited) of the total amounts paid and payable (excluding amounts credited) on the share. Amounts paid in advance in relation to a call will be ignored when calculating the proportion.

b)	A Member is not entitled to vote at a general meeting in respect of shares which are the subject of a current Restriction Agreement for so long as any breach of that agreement subsists.

11.17 Proxies

a)	A Member who is entitled to attend and vote at a particular general meeting may appoint a person as the Member’s proxy to attend and vote for the Member at that general meeting.

b)	An instrument appointing a proxy:

i)	must comply with the Corporations Act and the Listing Rules;

ii)	must specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument;

iii)	may specify the proportion or number of votes that the proxy may exercise;

iv)	is deemed to confer authority to demand or join in demanding a poll;

www.chilwaminerals.com.au	Page 27 of 50

CONSTITUTION

v)	is not valid unless:

(1)	the instrument is signed, or otherwise authenticated in a manner prescribed in the Corporations Act by the Member making the appointment and contains the information prescribed in the Corporations Act; and

(2)	the instrument (and any other power of attorney or authority) is received by the Company in accordance with the Corporations Act.

c)	Unless the Company has received written notice of the matter before the start or resumption of the general meeting at which a proxy votes, a vote cast by the proxy will be valid even if, before the proxy votes:

i)	the appointing Member dies;

ii)	the Member is mentally incapacitated;

iii)	the Member revokes the proxy’s or attorney’s appointment;

iv)	the Member revokes the authority under which the proxy was appointed by a third party; or

v)	the Member transfers the shares in respect of which the proxy was given.

d)	Subject to article 11.17c), an instrument appointing a proxy may be revoked at any time by notice in writing to the Company.

11.18 Appointment of Representative or attorney

Subject to the Corporations Act, a Member who is entitled to participate in and vote at a meeting of the Company may appoint a Representative or an attorney, to participate in and vote at the meeting for the Member.

11.19 Joint shareholders’ vote

If a share is held jointly and more than one Member votes in respect of that share, only the vote of the Member whose name appears first in the Register counts.

11.20 Effect of unpaid call

A Member is not entitled at a general meeting to cast a vote attached to a share on which a call is due and payable and has not been paid.

11.21 Validity of vote in certain circumstances

Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a person votes as a proxy, attorney or Representative, a vote cast by that person is valid even if, before the person votes:

a)	the appointing Member dies;

b)	the Member is mentally incapacitated;

c)	the Member revokes the appointment or authority;

d)	the Member revokes the authority under which the appointment was made by a third party; or

e)	the Member transfers the share in respect of which the appointment or authority was given.

www.chilwaminerals.com.au	Page 28 of 50

CONSTITUTION

11.22 Objection to voting qualification

An objection to the right of a person to attend or vote at the meeting or adjourned meeting:

a)	may not be raised except at that meeting or adjourned meeting; and

b)	must be referred to the chairman of the meeting, whose decision is final. A vote not disallowed under the objection is valid for all purposes.

12 THE DIRECTORS

12.1 Number of Directors

a)	Unless otherwise determined by the Company in general meeting, the number of Directors is to be not less than three.

b)	The Directors in office at the time of adoption of this Constitution continue in office subject to this Constitution.

12.2 Change of number of Directors

The Company in general meeting may by resolution increase or reduce the minimum or maximum number of Directors.

12.3 Retirement and election of Directors (while the Company is listed)

a)	A Director must not hold office without re-election:

i)	past the third annual general meeting following the Director’s appointment or last election; or

ii)	for more than three years, whichever is the longer.

b)	There must be an election of Directors at each annual general meeting of the Company. This can be satisfied by one or more of the following so long as the maximum number of Directors set by the Company in general meeting (if applicable) is not exceeded:

i)	a person standing for election as a new Director having nominated in accordance with article 12.6;

ii)	any Director who was appointed under article 12.7 standing for election as a Director;

iii)	any Director who is retiring at the end of the annual general meeting due to the tenure limitation in article 12.3a), standing for re-election; or

iv)	if no person or Director is standing for election or re-election in accordance with paragraphs (i), (ii) or (iii), then the Director who has been a Director the longest without re-election must retire and stand for re-election. If two or more Directors have been a Director the longest and an equal time without re-election, then in default of agreement, the Director to retire will be determined by ballot.

c)	This article does not apply to one Managing Director who is exempt from retirement and re-election in accordance with article 13.10.

This article 12.3 only applies while the Company is on the official list of ASX.

www.chilwaminerals.com.au	Page 29 of 50

CONSTITUTION

12.4 Office held until conclusion of meeting

A retiring Director holds office until the conclusion of the meeting at which that Director retires but is eligible for re-election.

12.5 Director elected at general meeting

The Company may, at a general meeting at which a Director retires or otherwise vacates office, by resolution fill the vacated office by electing a person to that office.

12.6 Eligibility for election as Director

Except for:

a)	a person who is eligible for election or re-election under article 12.3, 12.7; or

b)	a person recommended for election by the Directors,

a person is not eligible for election as a Director at a general meeting of the Company unless a consent to nomination signed by the person has been lodged at the Registered Office at least:

i)	in the case of a meeting that members have requested the Directors to call, 30 Business Days before the general meeting; and

ii)	in any other case, 35 Business Days before the general meeting,

but, in each case, no more than 90 Business Days before the meeting.

12.7 Casual vacancy or additional Director

a)	The Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided the total number of Directors does not exceed the maximum number determined by the Company in general meeting (if applicable).

b)	A Director appointed under article 12.7a) holds office until the conclusion of the next annual general meeting of the Company but is eligible for election at that meeting. This provision does not apply to one Managing Director nominated by the Directors under article 13.10.

12.8 Remuneration of Directors

a)	The Directors are to be remunerated for their services as Directors as follows:

i)	the amount of the remuneration of the Directors is a yearly sum not exceeding the sum from time to time determined by the Company in general meeting. The notice convening the meeting must include any proposal to increase the Directors’ remuneration and specify both the amount of any increase and the new yearly sum proposed for determination;

ii)	the amount of the remuneration of the Directors is to be divided among them in the proportion and manner they agree or, in default of agreement, among them equally;

www.chilwaminerals.com.au	Page 30 of 50

CONSTITUTION

iii)	the remuneration is to be provided wholly in cash unless the Directors, with the agreement of the Director concerned, determine that part is to be satisfied in the form of non-cash benefits, including the issue or purchase of shares in the Company or the grant of options to subscribe for such shares. The sum determined by the Company in general meeting under article 12.8(a)(i) does not include remuneration in the form of share, option or other equity plans approved separately by the Company in general meeting;

iv)	in making a determination under paragraph (iii), the Directors may fix the value of any non-cash benefit; and

v)	the Directors’ remuneration accrues from day to day, except for any non- cash benefit which is taken to accrue at the time the benefit is provided, subject to the terms on which the benefit is provided.

b)	This article does not apply to the remuneration of the Managing Director or any other Executive Director appointed under article 13.8.

12.9 Superannuation contributions

If required by law, the Company may make contributions to a fund for the purpose of making provision for or obtaining superannuation benefits for a Director provided that any contribution to such a fund is included within the existing agreed remuneration for that Director under article 12.8.

12.10 Additional or special duties

If a Director at the request of the Directors performs additional or special duties for the Company, the Company may remunerate that Director as determined by the Directors and that remuneration may be either in addition to or in substitution for that Director’s remuneration under article 12.8.

12.11 Retirement benefit

Subject to the Listing Rules and Corporations Act, the Company may pay a former Director, or the personal representative of a Director who dies in office, a retirement benefit in recognition of past services of an amount determined by the Directors. The Company may also enter into a contract with a Director providing for payment of a retirement benefit. A retirement benefit paid under this article is not remuneration to which article 12.8 applies.

12.12 Expenses

A Director is entitled to be reimbursed out of the funds of the Company such reasonable travelling, accommodation and other expenses as the Director may incur when travelling to or from meetings of the Directors or a Committee or when otherwise engaged on the business of the Company.

12.13 Director’s interests

a)	Subject to complying with the Corporations Act regarding disclosure of and voting on matters involving material personal interests, a Director may:

i)	hold any office or place of profit in the Company, except that of auditor;

ii)	hold any office or place of profit in any other company, body corporate, trust or entity promoted by the Company or in which it has an interest of any kind;

iii)	enter into any contract or arrangement with the Company;

iv)	participate in any association, institution, fund, trust or scheme for past or present employees of the Company or Directors or persons dependent on or connected with them;

www.chilwaminerals.com.au	Page 31 of 50

CONSTITUTION

v)	act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as auditor;

vi)	participate in, vote on and be counted in a quorum for any meeting, resolution or decision of the Directors and may be present at any meeting where any matter is being considered by the Directors;

vii)	sign or participate in the execution of a document by or on behalf of the Company;

viii)	do any of the above despite the fiduciary relationship of the Director’s office:

(1)	without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and

(2)	without affecting the validity of any contract or arrangement; and

ix)	exercise the voting power conferred by securities in any entity held by the Company, as they determine including in circumstances where a Director may be interested in the exercise, such as a resolution appointing a Director as an officer of the entity or providing for the payment of remuneration to officers of the entity.

b)	A reference to the Company in this article 12.13 is also a reference to each related body corporate of the Company.

12.14 Vacation of office of Director

In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Act, the office of a Director becomes vacant if the Director:

a)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

b)	resigns from the office by notice in writing to the Company;

c)	is not present personally or by proxy or Alternate Director at meetings of the Directors for a continuous period of four months without leave of absence from the Directors provided that written notice has been provided to that Director requiring his attendance at the next Directors meeting after that period and the Director fails to attend at that meeting either personally or by Alternate Director; or

d)	is removed from office by resolution under section 203D of the Corporations Act, but without depriving the Director of any compensation or damages payable to the Director in respect of the termination of the Director’s appointment as a Director or of an appointment terminating with that appointment.

13 POWERS AND DUTIES OF DIRECTORS

13.1 Directors to manage Company

The business of the Company is to be managed by the Directors, who may exercise all such powers of the Company as are not, by the Corporations Act or by this Constitution, required to be exercised by the Company in general meeting.

13.2 Specific powers of Directors

Without limiting the generality of article 13.1, the Directors may exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

www.chilwaminerals.com.au	Page 32 of 50

CONSTITUTION

13.3 Appointment of attorney

The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes and with the powers, authorities and discretions vested in or exercisable by the Directors for such period and subject to such conditions as they think fit.

13.4 Provisions in power of attorney

A power of attorney granted under article 13.3 may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate (including by way of appointment of a substitute attorney) all or any of the powers, authorities and discretions vested in the attorney.

13.5 Signing of cheques

The Directors may determine the manner in which and persons by whom cheques, promissory notes, bankers’ drafts, bills of exchange and other negotiable instruments, and receipts for money paid to the Company, may be signed, drawn, accepted, endorsed or otherwise executed.

13.6 Committees

The Directors may delegate any of their powers, other than powers required by law to be dealt with by Directors as a board, to a Committee or Committees consisting of one or more of their number as they think fit.

13.7 Powers delegated to Committees

A Committee to which any powers have been delegated under article 13.6 must exercise those powers in accordance with any directions of the Directors.

13.8 Appointment of Managing and Executive Directors

a)	The Directors may appoint an employee of the Company or one of its subsidiaries to the office of Managing Director or Executive Director of the Company, to hold office as Director for the period determined at the time of appointment, but not to exceed the term of employment of the employee.

b)	The Directors may, subject to the terms of any employment contract between the relevant Director and the Company or subsidiary, at any time remove or dismiss any Managing Director or Executive Director from employment with that company, in which event the appointment as a Director will automatically cease.

13.9 Ceasing to be a Managing or Executive Director

Subject to article 13.10, a Managing Director or Executive Director appointed under article 13.8 is subject to re-election as director in accordance with article 12.3.

13.10 One Managing Director exempt (while the Company is a listed company)

One Managing Director, nominated by the Directors, is, while holding that office, exempt from retirement by rotation under article 12.3.

www.chilwaminerals.com.au	Page 33 of 50

CONSTITUTION

13.11 Remuneration of Managing and Executive Directors

The remuneration of a Managing Director or an Executive Director may be fixed by the Directors and may be by way of salary or commission or participation in profits or by all or any of those modes, but may not be by a commission on or percentage of operating revenue.

13.12 Powers of Managing and Executive Directors

The Directors may:

a)	confer on a Managing Director or an Executive Director such of the powers exercisable by them, on such terms and conditions and with such restrictions, as they think fit; and

b)	withdraw or vary any of the powers conferred on a Managing Director or an Executive Director.

13.13 Delegation of Directors’ powers

a)	The Directors may delegate any of their powers to any persons they select for any period, to be exercised for any objects and purposes on any terms and subject to any conditions and restrictions as they think fit, and may revoke, withdraw, alter or vary the delegation of any of those powers.

b)	The powers of delegation expressly or impliedly conferred by this Constitution on the Directors are conferred in substitution for, and to the exclusion of, the power conferred by section 198D of the Corporations Act.

14 PROCEEDINGS OF DIRECTORS

14.1 Directors’ meetings

The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

14.2 Director may convene a meeting

A Director may at any time, and the Secretary must on the written request of a Director, convene a meeting of the Directors. Unless agreed to by a majority of Directors entitled to attend at a meeting of Directors, not less than 24 hours’ notice of a meeting of Directors shall be given to each Director either by personal telephone contact or in writing by the convenor of the meeting. An accidental omission to send a notice of a meeting to Directors to any Director or the non-receipt of such a notice by any Director does not invalidate the proceedings, or any resolution passed at the meeting.

14.3 Use of technology for Directors’ meetings

A Directors’ meeting may be called or held using any technology consented to by all the Directors. The consent may be a standing one. A Director may only withdraw their consent within a reasonable period of time before the meeting (being not less than 7 days before the meeting).

14.4 Questions decided by majority

A question arising at a meeting of Directors is to be decided by a majority of votes of Directors present and entitled to vote and that decision is for all purposes a decision of the Directors.

www.chilwaminerals.com.au	Page 34 of 50

CONSTITUTION

14.5 Alternate Director and voting

A person who is present at a meeting of Directors as an Alternate Director has one vote for each absent Director who would be entitled to vote if present at the meeting and for whom that person is an Alternate Director and, if that person is also a Director, has one vote as a Director in that capacity.

14.6 Chairman of Directors

The Directors may elect one of their number as chairman of their meetings and may also determine the period for which the person elected as chairman is to hold office.

14.7 Absence of chairman at Directors’ meeting

If a Directors’ meeting is held and:

a)	a chairman has not been elected under article 14.6; or

b)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the Directors present must elect one of their number to be a chairman of the meeting.

14.8 Chairman’s casting vote at Directors’ meetings

If there are an equal number of votes for and against a question, the chairman of the Directors’ meeting has a casting vote, unless only two Directors are present and entitled to vote on the question.

14.9 Appointment of Alternate Director

Subject to the Corporations Act, a Director may appoint a person approved by a majority of the other Directors to be an Alternate Director in the Director’s place during such period as the Director thinks fit however, a Director may only appoint one Alternate Director at a time.

14.10 Alternate Director and meetings

An Alternate Director is entitled to notice of all meetings of the Directors and, if the appointor does not attend the meeting (or part of it), the Alternate Director is entitled to participate and vote in the appointor’s place.

14.11 Alternate Director’s powers

An Alternate Director may exercise all the powers of the appointor except the power to appoint an Alternate Director and, subject to the Corporations Act, may perform all the duties of the appointor except to the extent that the appointor has exercised or performed them.

14.12 Alternate Director responsible for own acts and defaults

While acting as a Director, an Alternate Director:

a)	is an officer of the Company and not the agent of the appointor; and

b)	is responsible to the exclusion of the appointor for the Alternate Director’s own acts and defaults.

www.chilwaminerals.com.au	Page 35 of 50

CONSTITUTION

14.13 Alternate Director and remuneration

An Alternate Director is not entitled to receive from the Company any remuneration or benefit under article 12.9 or 12.11.

14.14 Termination of appointment of Alternate Director

The appointment of an Alternate Director may be terminated at any time by the appointor even if the period of the appointment of the Alternate Director has not expired, and terminates in any event if the appointor ceases to be a Director for any reason.

14.15 Appointment or termination in writing

Subject to article 14.9, an appointment, or the termination of an appointment, of an Alternate Director must be effected by a notice in writing signed by the Director who makes or made the appointment and delivered to the Company.

14.16 Alternate Director and number of Directors

An Alternate Director is not to be taken into account separately from the appointor in determining the number of Directors.

14.17 Quorum for Directors’ meeting

At a meeting of Directors, the number of Directors whose presence in person is necessary to constitute a quorum is as determined by the Directors in accordance with article 14.1 and, unless so determined, is two.

14.18 Continuing Directors may act

The continuing Directors may act despite a vacancy in their number. If their number is reduced below the minimum fixed by article 12.1, the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or to convene a general meeting.

14.19 Delegation of powers to Committees

The Directors may (and if required to do so by the Listing Rules, must) by Resolution or by power of attorney, delegate any of their powers to Committees consisting of such Directors or Members or persons as the Directors think fit to act either in Australia or elsewhere. Any Committee so formed or person or persons so appointed must, in the exercise of the power so delegated, conform to any regulations that may from time to time be imposed by the Directors. Any such delegation must be recorded in the minute book of meetings of Directors.

14.20 Chairman of Committee

The members of a Committee may elect one of their number as chairman of their meetings. If a meeting of a Committee is held and:

a)	a chairman has not been elected; or

b)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the members involved may elect one of their number to be chairman of the meeting.

14.21 Meetings of Committee

The meetings and proceedings of any Committee are governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors so far as they are applicable.

www.chilwaminerals.com.au	Page 36 of 50

CONSTITUTION

14.22 Determination of questions

Questions arising at a meeting of a Committee are to be determined by a majority of votes of the members of the Committee present and voting.

If there are an equal number of votes for and against a question, the chairman of the meeting has a casting vote, unless only two members of the Committee are present and entitled to vote on the question.

14.23 Circulating resolutions

A resolution in writing signed by all of the Directors for the time being (or their respective Alternate Director), excluding those Directors who would not be permitted, by virtue of the Corporations Act, to vote were the resolution to be put to a meeting of the Directors, will, provided that reasonable efforts have been made to give all Directors notice of the proposed resolution, be as valid and effective as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution:

a)	may consist of several documents in like form each signed by one or more Directors;

b)	will be effective from the date the last of the relevant Directors has signed the resolution;

c)	must be entered into the books provided for the purpose of recording, amongst other things, resolutions of Directors, as soon as practicable; and

d)	must be notified by the Secretary to all Directors as soon as practicable after the resolution is passed.

Electronic mail or such similar means of communication addressed to or received by the Company and purporting to be signed by a Director is for the purpose of this article 14.23 deemed to be writing signed by such Director.

14.24 Validity of acts of Directors

All acts done at a meeting of the Directors or of a Committee, or by a person acting as a Director are, even if it is afterwards discovered that:

a)	there was a defect in the appointment or continuance in office of a person as a Director or of the person so acting; or

b)	a person acting as a Director was disqualified or was not entitled to vote,

as valid as if the relevant person had been duly appointed or had duly continued in office and was qualified and entitled to vote.

15 SECRETARY

15.1 Appointment of Secretary

The Company must have at least one Secretary who is to be appointed by the Directors.

15.2 Suspension and removal of Secretary

The Directors may suspend or remove a Secretary from that office.

www.chilwaminerals.com.au	Page 37 of 50

CONSTITUTION

15.3 Powers, duties and authorities of Secretary

A Secretary holds office on the terms and conditions (including as to remuneration) and with the powers, duties and authorities, as determined by the Directors. The exercise of those powers and authorities and the performance of those duties by a Secretary is subject at all times to the control of the Directors.

16 MINUTES

16.1 Minutes to be entered into books

The Directors must cause minutes to be duly entered in books provided for the purpose of recording:

a)	all appointments of Directors and Secretaries;

b)	the names of the Directors present at each meeting of the Directors and committees;

c)	all orders, resolutions, special resolutions and proceedings of meetings of the Company and the Directors and of meetings of committees; and

d)	such matters as are required by the Corporations Act to be contained in such books.

16.2 Minutes to be signed by chairman

Any minutes purporting to be signed by any person purporting to be the chairman of a meeting or to be the chairman of the next succeeding meeting may be received in evidence without any further proof, as sufficient evidence:

a)	that the matters and things recorded by or appearing in such minutes actually took place or happened as recorded or appearing; and

b)	of the regularity of such matters and things in all respects and that the same took place at a meeting duly convened and held.

17 SEALS

17.1 Safe custody of common seals

The Directors must provide for the safe custody of any seal of the Company.

17.2 Use of common seal

If the Company has a common seal or duplicate common seal:

a)	it may be used only by the authority of the Directors, or of a Committee authorised by the Directors to authorise its use; and

b)	every document to which it is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

www.chilwaminerals.com.au	Page 38 of 50

CONSTITUTION

18 INSPECTION OF RECORDS

18.1 Inspection by Members

Subject to the Corporations Act, the Directors may determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members (other than Directors).

18.2 Right of a Member to inspect

A Member (other than a Director) does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

19 DIVIDENDS AND RESERVES

19.1 Payment of dividend

Subject to the Corporations Act, the Listing Rules, this Constitution and the rights of any person entitled to shares with special rights to dividend, the Directors may determine that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each Member entitled to that dividend.

19.2 No interest on dividends

Interest is not payable by the Company on a dividend.

19.3 Reserves and profits carried forward

a)	The Directors may:

i)	before paying any dividend, set aside such sums as they think proper as a reserve, to be applied, at the discretion of the Directors, for any purpose for which such sums may be properly applied; and

ii)	carry forward so much of the profits that are not included in the sums set aside under article 19.3a)i) without transferring those profits to a reserve.

b)	Pending application, any sum set aside as a reserve may, at the discretion of the Directors, be used in the business of the Company or be invested as the Directors think fit.

19.4 Calculation and apportionment of dividends

a)	Subject to the rights of any persons entitled to shares with special rights as to dividend and to the terms of issue of any shares to the contrary, all sums that the Company determines are to be distributed among Members as dividends are divisible among the Members so that, on each occasion on which a dividend is paid:

i)	the same sum is paid on each share on which all amounts payable have been paid; and

ii)	the sum paid on a share on which all amounts payable have not been paid is the proportion of the sum referred to in paragraph (a) that the amount paid on the shares bears to the total of the amounts paid and payable on the share.

www.chilwaminerals.com.au	Page 39 of 50

CONSTITUTION

b)	To determine the amount paid on a share, exclude any amount:

i)	paid or credited as paid in advance of a call; and

ii)	credited as paid on a share to the extent that it exceeds the value (ascertained at the time of issue of the share) of the consideration received for the issue of the share.

c)	All dividends are to be apportioned and paid proportionately to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

19.5 Deductions from dividends

The Directors may deduct from any dividend payable to, or at the direction of, a Member any sums presently payable by that Member to the Company on account of calls or otherwise in relation to shares in the Company.

19.6 Distribution of specific assets

a)	When resolving to pay a dividend, the Directors may:

i)	resolve that the dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including fully paid shares in or debentures of the Company or fully paid shares in or debentures of any other body corporate; and

ii)	direct that the dividend payable in respect of any particular shares be satisfied wholly or partly by such a distribution and that the dividend payable in respect of other shares be paid in cash.

b)	Where a dividend is to be paid wholly or partly by the distribution of shares or other securities of another body corporate:

i)	the members are deemed to have agreed to become members of that body corporate and to be bound by the constitution of that body corporate; and

ii)	each member appoints each Director as its agent to execute any transfer of shares or other securities, or any other document required to give effect to the distribution of shares or other securities to that member.

19.7 Resolution of distribution difficulties

a)	If a difficulty arises in regard to a distribution under article 19.6, the Directors may:

i)	settle the matter as they consider expedient;

ii)	fix the value for distribution of the specific assets or any part of those assets;

iii)	determine that cash payments will be made to, or at the direction of, any Members on the basis of the value so fixed in order to adjust the rights of all parties; and

iv)	vest any such specific assets in trustees as the Directors consider expedient.

b)	If a distribution of specific assets to, or at the direction of, a particular Member or Members is illegal or, in the Directors’ opinion, impracticable the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

www.chilwaminerals.com.au	Page 40 of 50

CONSTITUTION

19.8 Payments in respect of shares

A dividend, interest or other money payable in cash in respect of shares may be paid using any payment method chosen by the Company, including:

a)	by cheque sent through the post directed to the address in the Register of the holder or, in the case of joint holders, to the address of the joint holder first named in the Register;

b)	by cheque sent through the post directed to such other address as the holder or joint holder in writing directs; or

c)	by some other method of direct credit determined by the Directors to the holder or holders shown on the Register or to such person or place directed by them.

19.9 Effectual receipt from one joint holder

Any one of two or more joint holders may give an effectual receipt for any dividend, interest or other money payable in respect of the shares held by them as joint holders.

19.10 Election to reinvest dividend

Subject to the Listing Rules, the Directors may grant to Members or any class of Members the right to elect to reinvest cash dividends paid by the Company by subscribing for shares in the Company on such terms and conditions as the Directors think fit.

19.11 Election to accept shares instead of dividends

Subject to the Listing Rules, the Directors may determine in respect of any dividend which it is proposed to pay on any shares of the Company that holders of the shares may elect:

a)	to forego the right to share in the proposed dividend or part of such proposed dividend; and

b)	to receive instead an issue of shares credited as fully paid on such terms as the Directors think fit.

19.12 Unclaimed dividends

Unclaimed dividends may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

20 CAPITALISATION OF PROFITS

20.1 Capitalisation of reserves and profits

The Directors:

a)	may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

b)	may, but need not, resolve to apply the sum in any of the ways mentioned in article 20.2, for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

www.chilwaminerals.com.au	Page 41 of 50

CONSTITUTION

20.2 Applying a sum for the benefit of Members

The ways in which a sum may be applied for the benefit of Members under article 20.1 are:

a)	in paying up any amounts unpaid on shares held by Members;

b)	in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

c)	partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

20.3 Implementing the resolution

The Directors may do all things necessary to give effect to the resolution under article 20.1 and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

a)	make cash payments in cases where shares or debentures become issuable in fractions;

b)	authorise any person to make, on behalf of all or any of the Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for:

i)	the issue to them, credited as fully paid up, of any further shares or debentures; or

ii)	the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement so made is effective and binding on all the Members concerned;

c)	fix the value of specified assets; or

d)	vest property in trustees.

21 SERVICE OF DOCUMENTS

21.1 Document includes notice

In article 21, a reference to a document includes a notice and a notification by electronic means.

21.2 Methods of service

Subject to the Corporations Act, the Company may give a document to a Member:

a)	personally;

b)	by delivering it or sending it by post to the address for the Member in the Register or an alternative address nominated by the Member;

c)	by sending it to an electronic address or by any other electronic means nominated by the Member;

d)	by notifying the Member by any electronic means nominated by the Member:

e)	that the document is available; and

f)	how the Member may access the document (including providing a URL link to any document); or

g)	by any manner specified in the Corporations Act.

www.chilwaminerals.com.au	Page 42 of 50

CONSTITUTION

21.3 Post

A document sent by post:

a)	if sent to an address in Australia, may be sent by ordinary post; and

b)	if sent to an address outside Australia, must be sent by airmail,

and, in either case, is taken to have been given and received on the day after the day of its posting.

21.4 Electronic means

A document sent or given by any electronic means:

a)	is taken to be effected by properly addressing and transmitting the electronic transmission; and

b)	is taken to have been given and received on the day after the date of its transmission.

21.5 Evidence of service

A certificate in writing signed by a Director or a Secretary stating that a document was sent, delivered or given to a Member personally, by post or other electronic means on a particular date is prima facie evidence that the document was sent, delivered or given on that date and by that means.

21.6 Joint holders

A document may be given by the Company to the joint holders of a share by giving it to the joint holder first named in the Register in respect of the share.

21.7 Persons entitled to shares

A person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every document given in accordance with this article 21 to the person from whom that person derives title prior to registration of that person’s title in the Register.

22 WINDING UP

22.1 Distribution of assets

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the Members in specie or in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

22.2 Powers of liquidator to vest property

The liquidator may, with the sanction of a special resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

22.3 Shares issued on special terms

Articles 22.1 and 22.2 do not prejudice or affect the rights of a Member holding shares issued on special terms and conditions.

www.chilwaminerals.com.au	Page 43 of 50

CONSTITUTION

23 INDEMNITY AND INSURANCE

23.1 Indemnity

To the maximum extent permitted by law, the Company may indemnify any current or former Director or Secretary or officer or senior manager of the Company or a subsidiary of the Company out of the property of the Company against:

a)	any liability incurred by the person in that capacity (except a liability for legal costs);

b)	legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity; and

c)	legal costs incurred in good faith in obtaining legal advice on issues relevant to the performance of their functions and discharge of their duties as an officer of the Company or a subsidiary, if that expenditure has been approved in accordance with the Company’s policy, except to the extent that:

d)	the Company is forbidden by law to indemnify the person against the liability or legal costs; or

e)	an indemnity by the Company of the person against the liability or legal costs, if given, would be made void by law.

23.2 Insurance

The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a Director or Secretary or officer or senior manager of the Company or of a subsidiary of the Company against liability incurred by the person in that capacity, including a liability for legal costs, unless:

a)	the Company is forbidden by law to pay or agree to pay the premium; or

b)	the contract would, if the Company paid the premium, be made void by law.

23.3 Contract

The Company may enter into an agreement with a person referred to in articles 23.1 and 23.2 with respect to the matters covered by those articles. An agreement entered into pursuant to this article may include provisions relating to rights of access to the books of the Company conferred by the Corporations Act or otherwise by law.

24 RESTRICTED SECURITIES (WHILE THE COMPANY IS LISTED)

This article 24 only applies while the Company is on the official list of ASX.

24.1 Disposal during Escrow Period

The Company shall comply in all respects with the requirements of the Listing Rules with respect to Restricted Securities. Without limiting the generality of the above:

a)	a holder of Restricted Securities must not dispose of, or agree or offer to dispose of, the Restricted Securities during the escrow period applicable to those securities except as permitted by the Listing Rules or ASX;

b)	if the Restricted Securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the Restricted Securities are to be kept on the Company’s issuer sponsored subregister and are to have a holding lock applied for the duration of the escrow period applicable to those securities;

c)	the Company will refuse to acknowledge any disposal (including, without limitation, to registering any transfer), assignment or transfer of Restricted Securities during the escrow period applicable to those securities except as permitted by the Listing Rules or the ASX;

www.chilwaminerals.com.au	Page 44 of 50

CONSTITUTION

d)	a holder of Restricted Securities will not be entitled to participate in any return of capital on those securities during the escrow period applicable to those securities except as permitted by the Listing Rules or ASX; and

e)	if a holder of Restricted Securities breaches a restriction deed or a provision of this Constitution restricting a disposal of those securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those securities for so long as the breach continues.

24.2 Breach of Restriction Agreement or Listing Rules

During a breach of the Listing Rules relating to Restricted Securities, or a breach of a Restriction Agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

25 UNMARKETABLE PARCELS (WHILE THE COMPANY IS LISTED)

This article 25only applies while the Company is on the official list of ASX.

25.1 Definitions

In this article 25:

Share means shares in the Company; and

Sale Share means a Share which is sold or disposed of in accordance with the article 25.

25.2 Power to sell existing unmarketable parcels

a)	Subject to the Corporations Act and the Listing Rules, the Company may sell the Shares of a Member if:

i)	the total number of Shares of a particular class held by that Member is less than a marketable parcel (as that term is defined in the Listing Rules);

ii)	the Company gives that Member notice in writing stating that the Shares are liable to be sold or disposed of by the Company; or

iii)	that Member does not give notice in writing to the Company, by the date specified in the notice of the Company (being not less than 42 days after the date of the Company giving that notice), stating that all or some of those Shares are not to be sold or disposed of.

b)	The Company may only exercise the powers under article 25.2a), in respect of one or more Members, once in any 12 month period.

c)	The power of the Company under article 25.2a) lapses following the announcement of a takeover bid. However, the procedure may be started again after the close of the offers made under the takeover bid.

25.3 Power to sell new unmarketable parcels

a)	Subject to the Corporations Act and Listing Rules, the Company may sell the Shares of a Member if the Shares of a particular class held by that Member are in a new holding created by a transfer on or after 1 September 1999 of a number of Shares of that class that was less than a marketable parcel at the time the transfer was lodged.

b)	The Company may give a Member referred to in article 25.3a) notice in writing stating that the Company intends to sell or dispose of the Shares.

www.chilwaminerals.com.au	Page 45 of 50

CONSTITUTION

25.4 Extinguishment of interests and claims

The exercise by the Company of its powers under articles 25.2 or 25.3 extinguishes, subject to this article 25:

a)	all interests in the Sale Shares of the former Member; and

b)	all claims against the Company in respect of the Sale Shares by that Member, including all dividends determined to be paid in respect of those Shares and not actually paid.

25.5 Manner of sale

a)	Subject to the Corporations Act and Listing Rules, the Company may sell or dispose of any Shares under articles 25.2 or 25.3 at any time:

i)	using a financial services licensee on the basis that person obtains the highest possible price for the sale of the Shares; or

ii)	in any other manner and on any terms as the Directors resolve.

b)	The Company may:

i)	exercise any powers permitted under the Corporations Act and Listing Rules to enable the sale or disposal of Shares under this article 25;

ii)	receive the purchase money or consideration for Sale Shares;

iii)	appoint a person to sign a transfer of Sale Shares; and

iv)	enter in the Register the name of the person to whom Sale Shares are sold or disposed.

c)	The person to whom a Sale Share is sold or disposed need not enquire whether the Company:

i)	properly exercised its powers under this article 25 in respect of that Share; or

ii)	properly applied the proceeds of sale or disposal of those Shares, and the title of that person is not affected by those matters.

d)	The remedy of any person aggrieved by a sale or disposal of Sale Shares is in damages only and against the Company exclusively.

e)	A certificate in writing from the Company signed by a Director or Secretary that a Share was sold or disposed of in accordance with this article 25 is sufficient evidence of those matters.

www.chilwaminerals.com.au	Page 46 of 50

CONSTITUTION

25.6 Company as Member’s attorney

To effect the sale and transfer by the Company of the Sale Shares of a Member under articles 25.2 or 25.3, the Member appoints the Company and each Director and Secretary jointly and severally as the Member’s attorney in the Member’s name and on the Member’s behalf to do all acts and things which the Company considers necessary or appropriate to effect the sale or transfer of the Sale Shares and, in particular:

a)	to initiate a holding adjustment to move the Sale Shares from a CS Facility holding to an Issuer Sponsored Holding or a certificated holding; and

b)	to execute on behalf of the Member all deeds instruments or other documents necessary to transfer the Sale Shares and to deliver any such deeds, instruments or other documents to the purchaser.

25.7 Application of proceeds

a)	If the Company exercises the powers under article 25.2, either the Company or the person to whom a Sale Share is sold or disposed of must pay the expenses of the sale or disposal.

b)	The Company must apply the proceeds of any sale or disposal of any Sale Shares in the following order:

i)	in the case of an exercise of the powers under article 25.3, the expenses of the sale or disposal;

ii)	the amounts due and unpaid in respect of those Shares; and

iii)	the balance (if any) to the former Member or the former Member's personal representative, on the Company receiving the certificate (if any) for those Shares or other evidence satisfactory to the Company regarding the ownership of those Shares.

25.8 Voting and dividend rights pending sale

a)	If the Company is entitled to exercise the powers under article 25.3, the Company may by resolution of the Directors remove or change either or both:

i)	the right to vote; and

ii)	the right to receive dividends,

of the relevant Member in respect of some or all of the Shares liable to be sold or disposed of.

b)	After the sale of the relevant Sale Shares, the Company must pay to the person entitled any dividends that have been withheld under article 25.8a).

www.chilwaminerals.com.au	Page 47 of 50

CONSTITUTION

SCHEDULE 1 - TERMS OF PREFERENCE SHARES

The Company may issue preference shares under article 2.2 on the following terms.

1)	DIVIDEND RIGHTS AND PRIORITY OF PAYMENT

a)	Each preference share confers on the holder a right to receive a dividend (Dividend) at the rate or in the amount and on the conditions decided by the Directors under the terms of issue unless, and to the extent that, the Directors decide under the terms of issue that there is no right to receive a Dividend.

b)	Without limiting the conditions which, under the terms of issue, the Directors may impose upon any right to receive a Dividend, the Directors may under the terms of issue, impose conditions upon the right to receive a Dividend which may be changed or reset at certain times or upon certain events and in the manner and to the extent the Directors decide under the terms of issue.

c)	Any Dividend:

i)	is non-cumulative unless, and to the extent that, the Directors decide otherwise under the terms of issue; and

ii)	will rank for payment:

(1)	in priority to ordinary shares unless, and to the extent that, the Directors decide otherwise under the terms of issue;

(2)	in priority to shares in any other class of shares or class of preference shares expressed under the terms of issue to rank behind for the payment of dividends;

(3)	equally with shares in any other class of shares or class of preference shares expressed under the terms of issue to rank equally for the payment of dividends; and

(4)	behind shares in any other class of shares or class of preference shares expressed under the terms of issue to rank in priority for the payment of dividends.

d)	If, and to the extent that, the Directors decide under the terms of issue, each preference share may, in addition to any right to receive a Dividend, participate equally with the ordinary shares sums available for distribution as dividends.

e)	Each preference share confers on its holder:

i)	if, and to the extent that the Dividend is cumulative, the right in a winding up or on redemption to payment of the amount of any Dividend accrued but unpaid on the share at the commencement of the winding up or the date of redemption, whether earned or determined or not;

ii)	if, and to the extent that the Dividend is non-cumulative, and if, and to the extent that, the Directors decide under the terms of issue, the right in a winding up or on redemption to payment of the amount of any Dividend accrued but unpaid for the period commencing on the dividend payment date which has then most recently occurred and ending on the commencement of the winding up or the date of redemption, whether earned or determined or not, with the same priority in relation to each other class of shares as the priority that applies in relation to the payment of the Dividend.

www.chilwaminerals.com.au	Page 48 of 50

CONSTITUTION

2)	ENTITLEMENT TO PAYMENT OF CAPITAL SUM

a)	Each preference share confers on its holder the right in a winding up or on a redemption to payment of:

i)	any amount paid on the share, or any amount fixed by the Directors under the terms of issue or capable of determination pursuant to a mechanism adopted by the Directors under the terms of issue; and

ii)	a further amount out of the surplus assets or profits of the Company or sums available for distribution as dividend on the conditions decided by the Directors under the terms of issue unless, and to the extent that, the Directors decide under the terms of issue that there is no right to any payment of a further amount out of the surplus assets or profits of the Company or sums available for distribution as dividend, in priority to ordinary shares and, unless the Directors decide otherwise under the terms of issue, in priority to shares in any other class of shares or class of preference shares expressed to rank behind on a winding up, equally with shares in any other class of shares or class of preference shares expressed to rank equally on a winding up, and behind shares in any other class of shares or class of preference shares expressed to rank in priority on a winding up.

b)	Unless otherwise decided by the Directors under the terms of issue, a preference share does not confer on its holder any right to participate in the profits or property of the Company except as set out in this schedule 1.

3)	BONUS ISSUES AND CAPITALISATION OF PROFITS

If, and to the extent that the Directors decide under the terms of issue, a preference share may confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only.

4)	VOTING RIGHTS

a)	A preference share does not entitle its holder to vote at any general meeting of the Company except on the questions, proposals or resolutions or during periods of time or in circumstances identified by the Directors in the terms of issue, which, unless the Directors decide otherwise under the terms of issue, are as follows:

i)	a proposal:

(1)	to reduce the share capital of the Company;

(2)	that affects rights attached to the share;

(3)	to wind up the Company; or

(4)	for the disposal of the whole of the property, business and undertaking of the Company;

ii)	a resolution to approve the terms of a buy-back agreement;

iii)	during a period in which a Dividend or part of a Dividend on the share is in arrears; or

iv)	during the winding up of the Company.

b)	Each holder of a preference share who has a right to vote on a resolution is entitled to the number of votes specified in article 11.16 of the Constitution.

5)	MEETING

Each preference share confers on its holder the same rights as those conferred by the Constitution upon the holders of ordinary shares in relation to receiving notices (including notices of general meetings), reports, balance sheets and audited accounts and of attending and being heard at all general meetings of the Company.

6)	FOREIGN CURRENCY

Where any amount is payable by the Company to the holder of a preference share in a currency other than Australian dollars, and the amount is not paid when due or the Company has commenced winding up, the holder may give notice to the Company requiring payment of an amount in Australian dollars equal to the foreign currency amount calculated by applying the reference rate on the date of payment for the sale of the currency in which the payment is to be made for Australian dollars. Reference rate means the rate applicable in the market and at the time determined by the Directors before allotment of those preference shares and specified in the terms of issue for those preference shares.

www.chilwaminerals.com.au	Page 49 of 50

CONSTITUTION

7)	CONVERSION TO ORDINARY SHARES

Subject to the Corporations Act, any other applicable laws and the terms of issue of a preference share as determined by the Directors:

a)	a preference share which may be converted into an ordinary share in accordance with its terms of issue, at the time of conversion and without any further act:

i)	has the same rights as a fully paid ordinary share; and

ii)	ranks equally with other fully paid ordinary shares on issue,

however, the terms of issue of the preference share may provide otherwise including for the issue of additional ordinary shares on conversion as determined by the Directors; and

b)	the conversion does not constitute a cancellation, redemption or termination of the preference share or the issue, allotment or creation of new shares, but has the effect of varying the status of, and the rights attaching to, the preference share so that it becomes an ordinary share.

8)	AMENDMENT TO THE TERMS

Subject to complying with all applicable laws, the Company may, without the consent of preference shareholders, amend or add to the terms of the preference shares if, in the opinion of the Company, the amendment or addition is:

a)	of a formal, minor or technical nature;

b)	to correct a manifest error;

c)	made to comply with any applicable law, Listing Rule or requirement of ASX;

d)	convenient for the purpose of obtaining or maintaining the listing of the Company or quotation of the preference shares; or

e)	is not likely to be or become materially prejudicial to the preference shareholders.

9)	VARIATION OF RIGHTS

Subject to article 8 and the terms of issue of a preference share as determined by the Directors, the rights attaching to a preference share may only be varied or cancelled by a special resolution of the Company and:

a)	by a special resolution passed at a meeting of preference shareholders entitled to vote and holding shares in that class; or

b)	with the written consent of holders of at least 75% of the issued shares of that class.

10)	FURTHER ISSUE OF SHARES

If the Company issues new preference shares that rank equally with existing preference shares, the issue will not be taken to vary the rights attached to the existing preference shares unless otherwise determined by the Directors in the terms of issue of the existing shares.

www.chilwaminerals.com.au	Page 50 of 50